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                                  Exhibit 10.5

     Employment Agreement between Cool Management Inc. and Clement K.M. Lau dated March 1, 1999

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EMPLOYMENT AGREEMENT
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THIS AGREEMENT (this "Agreement") is made as of the 1st day of March, 1999,

BETWEEN

                  COOL MANAGEMENT INC., a company incorporated under the laws of British Columbia, having its registered office at 1000 - 840 Howe Street, Vancouver, British Columbia, V6Z 2M1

                                                                (the "Company");

AND

                  CLEMENT K.M. LAU, who resides at 5484 Rugby Avenue, Burnaby, British Columbia, V5E 2N1

                                                               (the "Employee").

WHEREAS:

A. The Company is party to a management contract (the "Management Agreement") between the Company and Cool Entertainment, Inc. ("Cool Entertainment"), a Washington corporation which intends to carry on the business of internet sales of audio and visual products; and

B. The Company wishes to retain the services of the Employee on the terms and conditions contained in this Agreement.

IN CONSIDERATION OF the premises and the mutual agreements herein contained, the parties hereto (the "Parties") agree as follows:


1.                EMPLOYMENT

The Company shall employ the Employee for the Term (as defined below) upon and subject to the terms and conditions set out in this Agreement and the Employee accepts the employment on those terms and conditions.

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2.                TERM OF EMPLOYMENT

The term of employment (the "Term") shall commence on the day Chelsea Pacific Financial Corp. ("Chelsea") meets the First Financing Milestone, as that term is defined in Section 7.1(a) of the Escrow Agreement between Pacific Corporate Trust Company, Cool Entertainment, Chelsea, Minas Novas Gold Corp. (the "U.S. Company") and Clement Kar Man Lau, William James Hadcock, Leonard Wayne Voth and Marc Gregory Belcourt (Lau, Hadcock, Voth and Belcourt are herein collectively referred to as the "Vendors") of even date herewith (the "Escrow Agreement"), and ending on that day (the "Expiry Date") which is the earlier of:

         (a) one year from the day on which Chelsea meets the Fourth Financing Milestone (as defined in Section 7.1(d) of the Escrow Agreement); and

         (b) the day the Vendors become entitled to terminate Chelsea's right of first refusal provided in Section 7 of the Amendment and Restatement between Chelsea, the Vendors, Cool Entertainment and the U.S. Company of even date herewith (the "Amendment and Restatement") pursuant to Section 7.4(h)(i) of the Escrow Agreement.


3.                DUTIES OF EMPLOYEE

The Employee shall, on behalf of the Company, perform the following duties:

         (a)      oversight of management of Cool Entertainment's business;

         (b) provision of operational and strategic leadership to Cool Entertainment;

         (c) keeping the directors of Cool Entertainment informed about major strategic issues facing Cool Entertainment;

         (d) monitoring and maintaining Cool Entertainment's relationship with Chelsea Pacific Financial Corp.;

         (e) oversight and development of business alliances for Cool Entertainment; and

         (d) provision of advice to the directors of Cool Entertainment concerning the possibility and desirability of acquisitions and divestitures by Cool Entertainment;

together with such other duties as the Company may reasonably prescribe from time to time.


4.                STANDARDS AND DEVOTION

4.1 The Employee shall at all times during the Term, except during periods of vacation or when disabled by sickness or incapacity, faithfully and diligently perform the Employee's duties in a professional manner. The Employee shall use the Employee's best

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endeavours to promote and advance the business of Cool Entertainment, and shall devote the Employee's entire time and attention to the business and affairs of Cool Entertainment.

4.2 The Employee acknowledges that intellectual property developed by him in the course of provision of services to the Company hereunder will be the property of Cool Entertainment (subject to Section 7.4(c) of the Escrow Agreement), and the Employee will cooperate with Cool Entertainment with respect to the making of any filings reasonably necessary to protect such intellectual property, and will execute all documents reasonably necessary to transfer the ownership of benefits thereof to Cool Entertainment.

4.3 The Employee will be entitled to participate in any stock option plan established by the U.S. Company, which upon completion of the transaction described in the Amendment and Restatement shall be the owner of all of the issued and outstanding shares in the capital of Cool Entertainment, on a basis at least as favourable as that of any other participant therein.


5.                REMUNERATION AND BENEFITS

As the Employee's entire remuneration for all services rendered to the Company during the Term, the Employee shall be entitled to receive from the Company:

         (a) a base salary (the "Salary") of US $50,000 per year, payable in arrears within 3 business days of the end of each month; and

         (b)      employee benefits in accordance with Schedule "A" hereto.


6.                VACATION

6.1 The Employee shall be entitled to an annual paid vacation of three weeks, commencing after one year of service to the Company hereunder.

6.2 The Employee will use his reasonable best efforts to ensure that his vacation time does not coincide with vacation time taken by the other Vendors pursuant to their contracts of employment with the Company.


7.                FACILITIES

The Company shall provide and maintain the facilities, equipment and supplies it deems necessary for the performance of the Employee's duties and responsibilities pursuant to this Agreement.

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8.                EXPENSES

The Employee shall incur no significant expenses in the course of performing his duties hereunder without the prior approval of the Company. Upon itemization of expenses for which such approval has been obtained and submission of receipts therefor to the Company, the Company shall reimburse the Employee for such expenses within 30 days.


9.                INDEMNITY

The Employee shall protect, indemnify and hold the Company harmless from and against any and all liabilities, costs, damages, and expenses (including legal fees and disbursements) resulting from or attributable to any and all acts and omissions of the Employee, provided, however, that to the extent that any liabilities, costs, damages and expenses are compensated for by insurance purchased or paid for by the Company, the Employee shall not be required to reimburse the Company or the insurer for those liabilities, costs, damages or expenses. The Company shall request that the Employee be shown as an additional insured on all insurance policies obtained by it or shall obtain from the insurer a waiver of subrogation in favour of the Employee.


10.               ASSIGNMENT OF INCOME

If at any time during the Term, the Employee receives remuneration or any payment for any professional services rendered by the Employee on behalf of the Company, the Employee shall be deemed to have received such remuneration or payment as agent for the Company, and shall forthwith assign and make a full accounting to the Company of that remuneration or payment received.


11.               CONFIDENTIALITY

The Employee acknowledges that during the Term, the Employee will:

         (a) have access to and will be entrusted with detailed confidential information, know-how and trade secrets relating to the business and affairs of the Company, Cool Entertainment and the U.S. Company including, without limitation, finances, products, services, dealings and transactions of Cool Entertainment and the U.S. Company, and the names, addresses, preferences or other particular business requirements of Cool Entertainment's and the U.S. Company's customers ("Confidential Information"), and that the disclosure of Confidential Information to competitors of the Company, Cool Entertainment or the U.S. Company or to the public would be highly detrimental to the best interests of the Company, Cool Entertainment and the U.S. Company;


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         (b)      in the course of performing services hereunder, the Employee will be one of the principal representatives of Cool Entertainment and the U.S. Company and as such will be significantly responsible for maintaining or enhancing the goodwill of Cool Entertainment and the U.S. Company; and

         (c) the rights of the Company, Cool Entertainment and the U.S. Company to maintain the confidentiality of Confidential Information, and to preserve its goodwill, constitute proprietary rights of the Company, Cool Entertainment and the U.S. Company which the Company, Cool Entertainment and the U.S. Company are entitled to protect;

and the Employee will not, during the Term and for one year after the expiry thereof, disclose to any person, firm or corporation any Confidential Information for any purpose other than the purposes of Cool Entertainment and the U.S. Company and the Employee will not disclose or use for any purpose other than for those of Cool Entertainment or the U.S. Company any Confidential Information, provided that the foregoing covenant shall not extend to Confidential Information which:

         (a) disclosure of is specifically consented to in writing by the Company. Cool Entertainment and the U.S. Company;

         (b) the Employee is required by applicable law or by an order of a court of competent jurisdiction to disclose;

         (c) now or subsequently becomes available to the public through no fault of the Employee;

         (d) the Employee can demonstrate to have had rightfully in its possession prior to disclosure to the Employee by the Company, Cool Entertainment or the U.S. Company;

         (e) is independently developed by the Employee without the use of any Confidential Information; or

         (f) the Employee rightfully obtains from a third party who has the right to transfer or disclose it.

The Employee acknowledges that the foregoing covenant is necessary and fundamental for the protection of the businesses of Cool Entertainment and the U.S. Company and that a breach by the Employee of such covenant would result in damage to Cool Entertainment and the U.S. Company which would not be adequately compensated by an award of damages to Cool Entertainment or the U.S. Company and that, in addition to all other remedies available to Cool Entertainment or the U.S. Company, Cool Entertainment and the U.S. Company shall be entitled to the immediate remedy of a restraining order, injunction or other form of relief as may be

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decreed or issued by any court of competent jurisdiction to restrain or enjoin the Employee from breaching such covenant.


12.               NON-COMPETITION

12.1 The Employee covenants and agrees that he will not, until that day which is the earlier of: (i) one year from the expiry of the Term; and (ii) the day the Vendors become entitled to terminate Chelsea's right of first refusal provided in Section 7 of the Amendment and Restatement pursuant to
Section 7.4(h)(i) of the Escrow Agreement:

                  (a) directly or indirectly, in any capacity whatsoever, alone or in association with any other person, firm or corporation (other than the Company or Cool Entertainment), as a principal, agent, shareholder, director, guarantor, creditor, or in any other relationship whatsoever, save and except as an employee only, engage or be concerned or interested in any business substantially similar to the business of Cool Entertainment and which may compete with the business of Cool Entertainment at any time during that period in any territory in which Cool Entertainment carries on its business;

                  (b) directly or indirectly, use or disclose to any person, except duly authorized officers and employees of the Company and Cool Entertainment, any Confidential Information acquired by him by reason of his involvement and association with the Company; or

                  (c) directly or indirectly, solicit any customer of Cool Entertainment, as of the date of termination of employment, in any territory in which Cool Entertainment carries on its business during that period.

Notwithstanding the foregoing, the Employee may invest in or have an interest in entities traded on any public market or offered by any brokerage house, if an so long as the interest does not exceed 5% of the voting control of such entity.

12.2 The parties recognize that irreparable damage would result from any violation of the covenant in Section 12.1. It is therefore expressly agreed that, in addition to any and all of the remedies available to the Company and Cool Entertainment, they will each be entitled to the immediate remedy of injunction or such other equitable relief as may be decreed or issued by any court of competent jurisdiction to enforce Section 12.1 hereof.

12.3 The Employee acknowledges that the covenant in Section 12.1 hereof is given for good and valuable consideration (receipt of which is hereby acknowledged), and that by reason of his unique knowledge of and his association with the business of Cool Entertainment, the scope of such covenant as to time and area is reasonable and commensurate with the protection of the legitimate interests of Cool Management and Cool Entertainment. The covenant in
Section 12.1 shall survive termination of the Employees employment hereunder for a period of one year, and such covenant is severable for that purpose. If any part of such covenant is held to be unenforceable by a court of competent jurisdiction, such part may be severed and replaced by

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the widest term that would not be held to be void or unenforceable. The Employee waives all defences to the strict enforcement of such covenant.


13.               ENTIRE  AGREEMENT

This Agreement constitutes the entire agreement between the Parties with respect to the matters referred to herein and there are no representations or warranties, express or implied, statutory or otherwise and no agreements collateral hereto other than as expressly set forth or referred to herein.


14.               FURTHER  ASSURANCES

The Parties shall execute all other documents and do all further things as may be necessary to carry out and give effect to the intent of this Agreement.


15.               SEVERABILITY

Should any part of this Agreement be declared or held invalid for any reason, that invalidity shall not affect the validity of the remainder which shall continue in full force and effect and be construed as if this Agreement had been executed without the invalid portion.


16.               AMENDMENTS

This Agreement may be amended by an agreement in writing signed by the Parties.


17.               TERMINATION

17.1 The Company may terminate the Employee's employment hereunder as follows:

         (a) at any time, by notice in writing to the Employee, for just cause which, without limitation, shall include:

                    (i) if there is a repeated and demonstrated failure on the part of the Employee to perform his material duties provided hereunder in a competent manner and if the Employee fails to substantially remedy such failure within a reasonable period of time after receipt of written notice thereof;

                   (ii) if the Employee is convicted of a criminal offence involving fraud or dishonesty;

                  (iii) if the Employee or any member of his family makes any personal profit arising out of or in connection with a transaction to which the Company or

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                           Cool Entertainment is a party or with which it is
                           associated without making disclosure to and obtaining the prior written consent of the Company or Cool Entertainment, as the case may be;

                   (iv) if the Employee fails to honour his fiduciary duties to the Company, including the duty to act in the best interests of the Company; or

                    (v) if the Employee disobeys reasonable instructions given in the course of employment by the directors of the Company that are not inconsistent with the Employee's duties hereunder and are not remedied by the Employee within a reasonable period of time after receiving written notice thereof,

         (b) at any time, upon notice in writing thereof to the Employee, if the Company, Cool Entertainment or the Employee has a receiving order made against it or him, goes into bankruptcy either voluntarily or involuntarily or makes a proposal to creditors;

         (c) at any time, upon notice in writing from the Company to the Employee, if the Company or Cool Entertainment sells all or substantially all of its assets or proceedings are commenced to wind-up the Company or Cool Entertainment;

         (d) if the Employee, either by reason of illness or mental or physical disability or if the Employee fails, for one hundred and twenty (120) consecutive days or for a total of one hundred and eighty (180) days in any period of twelve (12) consecutive months during the Term, to perform his duties hereunder, then by one (1) month's notice in writing from the Company to the Employee.

17.2 If the Company terminates the engagement of the Employee as provided under subparagraphs 17.1(a) or 17.1(b), the Employee shall be entitled only to the accrued salary owing to him up to the effective date of termination, less any amounts owed by the Employee to the Company.

17.3 If the Company terminates the engagement of the Employee as provided under Section 17.1(c), the Company shall pay to the Employee as liquidated damages and compensation in full in respect of loss of such engagement an amount equal to the salary which the Employee would have received hereunder during the three (3)-month period commencing on the effective date of termination, and such amount shall be payable immediately on termination of the engagement.

17.4 The Employee may in his sole discretion terminate his employment hereunder if any one of the following occurs during the Term:

         (a)      a change of control of Cool Entertainment; or

         (b) the Company materially alters the duties and responsibilities of the Employee without his prior written consent,

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by giving the Company 30 days notice in writing of his resignation.

17.5 For the purposes of this Agreement, "change of control" means the occurrence of:

         (a)      the sale or a series of sales occurring within any twelve
                  (12)-month period, other than a sale to an affiliate (as that term is defined in the British Columbia COMPANY ACT) of Cool Entertainment, of assets of Cool Entertainment having a value greater than 50% of the fair market value of the assets of Cool Entertainment determined on a consolidated basis prior to such sale or prior to the first of a series of sales occurring within any twelve (12)-month period;

         (b) the disposition of all of substantially all of the assets of Cool Entertainment where such sale or disposition is required by applicable law to be approved as a special resolution of the shareholders of Cool Entertainment ; or

         (c) any event or series of events pursuant to which on any date the Vendors no longer comprise a majority of the directors of Cool Entertainment.


18.               NOTICES

All notices required or permitted to be given under this Agreement shall be in writing and personally delivered to the intended recipient.


19.               TIME

Time shall be of the essence of this Agreement.


20.               GOVERNING LAW

This Agreement shall be governed by and interpreted in accordance with the laws of British Columbia.


21.               HEADINGS

The headings appearing in this Agreement are inserted for convenience of reference only and shall not affect the interpretation of this Agreement.


22.               ASSIGNMENT

No Party may assign or transfer either the rights or the obligations created by this Agreement without the prior written consent of the other Party hereto.

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23.               ENUREMENT

This Agreement shall enure to the benefit of and be binding upon the Parties and their respective heirs, personal representatives, successors and permitted assigns.

IN WITNESS WHEREOF this Agreement has been duly executed by the Parties as of the day and year first above written.

COOL MANAGEMENT INC.

per:   /s/ Clement K.M. Lau
       -----------------------------------
       Clement K.M. Lau:
       Authorized Signatory


Signed, sealed and delivered                 )
by CLEMENT K.M. LAU                          )
in the presence of:                          )
                                             )
/s/ S. Campbell Fitch                        )
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S. Campbell Fitch                            )
                                             )
1000, 840 Howe Street, Vancouver, B.C.       )
--------------------------------------       )    /s/ Clement K.M. Lau
Address                                      )    ------------------------------
                                             )    CLEMENT K.M. LAU
--------------------------------------       )
                                             )
                                             )
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Occupation                                   )